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Board of Directors or Trustees of:


Prudential Adjustable Rate       Prudential High Yield
Securities Fund*                 Fund
Prudential Allocation Fund (2    Prudential
Portfolios)                      IncomeVertible Fund*
The BlackRock Government Income  Prudential
Trust                            Intermediate Global
Global Utility Fund              Income Fund
Nicholas-Applegate Fund          Prudential Jennison
Prudential California Municipal  Fund
Fund (2 Portfolios)              Prudential MoneyMart
Prudential Distressed            Assets
Securities Fund                  Prudential Mortgage
Prudential Diversified Bond      Income Fund
Fund                             Prudential Multi-
Prudential Equity Fund           Sector Fund
Prudential Equity Income Fund    Prudential Municipal
Prudential Global Genesis Fund   Bond Fund (3
Prudential Global Limited        Portfolios)
Maturity Fund                    Prudential Municipal
Prudential Global Natural        Series Fund (10
Resources Fund                   current
The Global Government Plus Fund      Portfolios and 3
The Global Total                 merged Portfolios*)
Return Fund                      Prudential National
Prudential Government            Municipals Fund
Income Fund                      Prudential Pacific
Prudential Government            Growth Fund
 Securities Trust -              Prudential Small
 Money                           Companies Fund
 Market Series                   Prudential Structured
                                 Maturity Fund
                                 Prudential U.S.
                                 Government Fund*
                                 Prudential Utility
                                 Fund
                                 Prudential World Fund

* As of June 30, 1996, the Fund/Portfolio was no longer in operation. The Fund/Portfolio merged into another Fund within the Prudential Mutual Fund Family.

We have examined the accompanying description of the Prudential Multiple Class Pricing Worksheet (the "Worksheet") application of State Street Bank and Trust Company ("State Street"), custodian and recordkeeper for the Prudential Mutual Funds (the "Funds"). Our examination included procedures to obtain reasonable assurance about whether (1) the accompanying description presents fairly, in all material respects, the aspects of State Street's policies and procedures that may be relevant to a Fund's internal control structure relating to the Worksheet, (2) the control structure policies and procedures included in the description were suitably designed to achieve the control objectives specified in the description, if those policies and procedures were complied with satisfactorily, and (3) such policies and procedures had been placed in operation as of June 30, 1996. The control objectives were specified by Prudential Mutual Fund Management, Inc. Our examination was performed in accordance with standards established by the American Institute of Certified Public Accountants and included those procedures we considered necessary in the circumstances to obtain a reasonable basis for rendering our opinion.

In our opinion, the accompanying description of the aforementioned application presents fairly, in all material respects, the relevant aspects of State Street's policies and procedures that had been placed in operation as of June 30, 1996. Also, in our opinion, the policies and procedures, as described, are suitably designed to provide reasonable assurance that the specified control objectives would be achieved if the described policies and procedures were complied with satisfactorily.

In addition to the procedures we considered necessary to render our opinion as expressed in the previous paragraph, we applied tests to specific policies and procedures, listed in Section I, to obtain evidence about their effectiveness in meeting the control objectives, described in Section I during the period from July 1, 1995 to June 30, 1996. The nature, timing, extent, and results of the tests are listed in Section II. In our opinion the policies and procedures that were tested, as described in Section II, were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the control objectives specified in Section I were achieved during the period from July 1, 1995 to June 30, 1996. However, the scope of our engagement did not include tests to determine whether control objectives not listed in Section I were achieved; accordingly we express no opinion on the achievement of control objectives not included in Section I.

The relative effectiveness and significance of specific policies and procedures at State Street, and their effect on assessments of control risk on the Funds are dependent on their interaction with the policies, procedures, and other factors present at individual Funds. We have performed no procedures to evaluate the effectiveness of policies and procedures at individual Funds in connection with this report.

The description of policies and procedures at State Street is as of June 30, 1996, and information about tests of the operating effectiveness of specified policies and procedures covers the period from July 1, 1995 to June 30, 1996. Any projection of such information to the future is subject to the risk that, because of change, the description may no longer portray the system in existence. The potential effectiveness of specified policies and procedures at State Street is subject to inherent limitations and, accordingly, errors or irregularities may occur and not be detected. Furthermore, the projection of any conclusions, based on our findings, to future periods is subject to the risk that changes may alter the validity of such conclusions.

This report is intended solely for use by the management and Boards of Directors/Trustees of the Funds, the independent auditors of the Funds and the Securities and Exchange Commission.





August 23, 1996





                                    SECTION I

                   Policies and Procedures Placed in Operation
                   Prudential Multiple Class Pricing Worksheet


The Prudential Mutual Funds (the "Funds") have adopted a multiple class pricing system. The multiple class pricing system consists of four classes of shares (Class A, Class B, Class C and Class Z). Class A shares are subject to an initial sales charge, Class B and Class C shares are subject to a contingent deferred sales charge and Class Z shares have no sales charge (Class Z shares which were first offered on March 1, 1996, are offered exclusively for sale to the PSI Pension
Plan). Each of the classes of shares represent interests in the same portfolio of investments of the respective Fund and are identical in all respects, except that each class is subject to different distribution expenses and has exclusive voting rights with respect to the Rule 12b-1 distribution plan pursuant to which such distribution expenses are paid.

In order to allocate income and expenses among the classes of shares, State Street Bank and Trust Company (the Funds' custodian and recordkeeper) utilizes the Prudential Multiple Class Pricing Worksheet (the "Worksheet") (see Exhibit I). The Worksheet is a manual supplementary application that extracts relevant data from the Funds' primary accounting system, allocates income and expenses among the classes of shares and computes the daily net asset value and, if applicable, the dividend/distribution for each class of shares. Internal accounting controls that are relevant to the Fund can be divided into two components - controls related to the mutual fund accounting system resident at State Street Bank and Trust Company (the "primary accounting system") and controls related to the Worksheet.

The specific control objectives and policies and procedures relating to the Worksheet are described on pages 4 and 5. A description of the tests of the policies and procedures designed to obtain evidence about the operating effectiveness of those policies and procedures in achieving the specific control objectives is included in Section II.

                 Control Objectives and Policies and Procedures
                   Prudential Multiple Class Pricing Worksheet


The Worksheet is a supplementary manual application to the Funds' primary accounting system. Certain data is extracted from the primary accounting system to allocate income and expenses and to calculate the daily net asset value and, if applicable, dividends/distributions for each class of shares. The primary accounting system includes the details of transactions in accordance with the Investment Company Act of 1940, as amended.

The following represents the internal accounting control objectives and policies and procedures for the allocation of income and expenses and the computation of the net asset value and, if applicable, the dividend/distribution for each class of shares utilizing the Worksheet. It does not cover the internal accounting control policies and procedures surrounding the processing of information into the Funds' primary accounting system.

                                          CONTROL POLICIES
       CONTROL OBJECTIVES                  AND PROCEDURES

A. Capital share activity as         1. Daily, the transfer
reported by the Fund's transfer      agent forwards
agent is recorded for each class     reports of capital
in an accurate and timely manner     share activity for
by the Fund.                         each class which
                                     includes a summary
                                     of subscriptions,
                                     redemptions,
                                     exchanges and other
                                     information (the
                                     "Supersheet").  The
                                     opening day's
                                     balance for shares
                                     outstanding and
                                     current day activity
                                     is recorded on the
                                     Worksheet.

                                  2. Estimated interim
                                     share activity for
                                     the current day not
                                     recorded in the
                                     Supersheet is
                                     received via telefax
                                     from the transfer
                                     agent and is
                                     recorded for each
                                     class on the
                                     Worksheet.

                                  3. A report of
                                     outstanding shares
                                     eligible for
                                     dividends is
                                     received from the
                                     transfer agent and
                                     is recorded for each
                                     class on the
                                     Worksheet.

B. Net Asset Value ("NAV") and, if   1. The prior days
applicable, the                      ending NAV per
dividend/distribution for each       share (b) for each
class are accurately computed on     class is agreed to
a daily basis.                       the prior day's
                                     Worksheet.

                                  2. The daily net
                                     capital stock
                                     activity for each
                                     class for the
                                     current day is
                                     agreed to the
                                     Supersheet as
                                     described in
                                     Control Procedures
                                     A.1., 2. and 3.,
                                     above.

                                     3. Percentage Assets
                                     by Class and
                                     Percentage Dividend
                                     Assets by Class are
                                     calculated for each
                                     class based upon
                                     information from
                                     the prior day
                                     Worksheet, the
                                     Supersheet and the
                                     telefax from the
                                     transfer agent.


                                          CONTROL POLICIES
       CONTROL OBJECTIVES                  AND PROCEDURES

                                     4. Allocate investment
                                     income among
                                     classes based on
                                     the appropriate
                                     asset allocation
                                     percentage for each
                                     class.

                                     5. Agree composite
                                     income accounts,
                                     management fees,
                                     other expenses,
                                     realized gains and
                                     losses, and
                                     unrealized
                                     appreciation/deprec
                                     iation to the
                                     primary accounting
                                     system of the Fund.

                                  6. Allocate expenses
                                     among classes as
                                     follows:

                                        a. Expenses
                                         directly
                                         attributable to
                                         each class (12b-
                                         1 distribution
                                         expenses) are
                                         calculated and
                                         recorded to that
                                         class.

                                     b. Expenses
                                         attributable to
                                         both classes are
                                         allocated in
                                         accordance with
                                         the appropriate
                                         asset allocation
                                         percentage for
                                         each class.

                                     7. Allocate realized
                                     and unrealized
                                     gains and losses
                                     among the classes
                                     in accordance with
                                     the appropriate
                                     asset allocation
                                     percentage of each
                                     class.

                                  8. Record
                                     dividends/distribut
                                     ions to
                                     shareholders of
                                     each class in the
                                     primary accounting
                                     system.

                                  9. Aggregate the net
                                     assets for each
                                     class and agree to
                                     the total net
                                     assets per the
                                     primary accounting
                                     system.

                                  10.For each class,
                                     reconcile the
                                     current day's NAV
                                     and, if applicable,
                                     the
                                     dividend/distributi
                                     on to the previous
                                     day's NAV and
                                     dividend/
                                     distribution for
                                     each class.

                                  11.The above
                                     procedures are
                                     reviewed by the
                                     Fund supervisor or
                                     manager.


                                   SECTION II

                        Tests of Operating Effectiveness
                   Prudential Multiple Class Pricing Worksheet
                          July 1, 1995 to June 30, 1996


We reviewed the methodology and procedures for calculating the daily net asset value and, if applicable, the dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares.

The following are the detailed procedures which we performed with respect to the Worksheet. These procedures were performed for selected days encompassing all Funds subject to multiple class pricing during the year ended June 30, 1996, which we believe is a representative sample, to test compliance with the control policies and procedures as described in Section I.

Prudential Mutual Fund Management, Inc. is the manager of the Funds and has represented to us that adequate facilities are in place to ensure implementation of the methodology and procedures for calculating the net asset value and dividends/distributions of the classes of shares and the allocation of income and expenses among the classes of shares. Based on our review of the description of the policies and procedures of the Worksheet, as described in Section I, and performance of tests of operating effectiveness as described in
Section II, we concur with such representation.

   Agreed "Prior Day NAV Per Share" to the previous day's Worksheet.

   Agreed "Shares Outstanding Beginning of the Day" to the previous day's Worksheet and to the transfer agency records for each class.

   Recalculated "Activity/Estimate" by adding the estimated interim share activity reported via fax from the transfer agent and the current day's "Capital Stock Activity" reported on the Supersheet for each class.

   Recalculated "Current Shares Outstanding" by adding "Shares
   Outstanding Beginning of the Day" and "Activity/Estimate" for each class.

   Recalculated for each class "Adjusted Total Assets" by multiplying "Prior Day NAV Per Share" by "Current Shares Outstanding".

   Recalculated "Percentage Assets-Class A/Front End" by dividing
   "Adjusted Total Assets-Class A/Front End" by "Adjusted Total
   Assets Composite".

   Recalculated "Percentage Assets-Class B(C)/Back End" by dividing "Adjusted Total Assets-Class B(C)/Back End" by "Adjusted Total
   Assets Composite".

   Recalculated "Percentage Assets-Class Z/No Fee" where applicable, by dividing "Adjusted Total Assets-Class Z/No Fee" by "Adjusted Total Assets Composite".

   Agreed "Dividend Shares" to the transfer agency records for each class.

   Recalculated "Current Dividend Shares" by adding "Dividend Shares Beginning of Day" and "Activity/Estimate" for each class.

   Recalculated for each class "Adjusted Dividend Assets" by multiplying "Prior Day NAV Per Share" by "Current Dividend
   Shares".

   Recalculated "Percentage Dividend Assets-Class A/Front End" by dividing "Adjusted Dividend Assets-Class A/Front End" by "Adjusted Dividend Assets Composite".

   Recalculated "Percentage Dividend Assets-Class B(C)/Back End" by dividing "Adjusted Dividend Assets-Class B(C)/Back End" by
   "Adjusted Dividend Assets Composite".

   Recalculated "Percentage Dividend Assets-Class Z/No Fee" where applicable, by dividing "Adjusted Dividend Assets-Class Z" by "Adjusted Dividend Assets Composite".

   Agreed composite total of each component of income to the primary accounting system.

   Recalculated the allocation for each class of each component of income for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End", "Percentage Dividend Assets-Class B(C)/Back End" and where applicable, "percentage Dividend Assets-Class Z/No Fee", and for non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End", "Percentage Assets-Class B(C)/Back End" and where applicable, "Percentage Assets-Class Z/No Fee".

   Recalculated "Daily Income," composite and for each class, by totaling each component of income.

   Agreed composite total "Management Fee" and "Other Fixed Expenses" to the primary accounting system.

   Recalculated the allocation for each class of "Management Fee" and "Other Fixed Expenses" for daily dividend funds by multiplying the composite total by "Percentage Dividend Assets-Class A/Front End", "Percentage Dividend Assets-Class B(C)/Back End" and where applicable, "percentage Dividend Assets-Class Z/No Fee", and non-daily dividend funds by multiplying the composite total by "Percentage Assets-Class A/Front End", "Percentage Assets-Class B(C)/Back End" " and where applicable, "Percentage Assets-Class Z/No Fee"

   Agreed the "12b-1 Fee-Class A/Front End" and "12b-1 Fee-Class
   B(C)/Back End" to the respective "PC Expense Worksheet".

   Recalculated "Daily Expense," composite and for each class, by totaling "Management Fee," "12b-1 Fee" and "Other Fixed Expenses".

   Recalculated "Daily Net Income" for each class by subtracting
   "Daily Expense" from "Daily Income".

   Recalculated "Dividend Rate" for each class for daily dividend funds by dividing "Daily Net Income" by "Dividend Shares Beginning of Day-Class A/Front End", "Dividend Shares Beginning of Day-Class B(C)/Back End" and where applicable, "Dividend Shares Beginning of Day-Class Z/No Fee".

   Agreed "Daily Income" and "Income Distribution" for each class to the primary accounting system.

   Agreed the "Capital Gain Distribution" to the amount recorded in the primary accounting system.

   Agreed composite total "Realized Gain/Loss" and "Unrealized
   Appreciation/Depreciation" to the primary accounting system.

   Recalculated the allocation for each class of "Realized Gain/Loss" and "Unrealized Appreciation/Depreciation" by multiplying the composite amount by the "Percentage Assets-Class A/Front End", "Percentage Assets-Class B(C)/Back End" and where applicable, "Percentage Assets-Class Z/No Fee".

   Agreed "Prior Days Net Assets" to the previous day's Worksheet.

   Recalculated "Net Assets", composite and for each class, by totaling "Daily Net Income", "Income nDistributed", "Capital Stock Activity", "Capital Gain Distribution", "Realized Gain/Loss",
   "Unrealized Appreciation/Depreciation", and "Prior Days Net
   Assets".

   Recalculated "NAV Per Share" dividing the "Net Assets-Class A/Front End", "Net Assets - Class B(C)/Back End" and where applicable, "Net Assets-Class Z/No Fee" by "Current Shares Outstanding - Class A/Front End", "Current Shares Outstanding - Class B(C)/Back End" and where applicable, "Current Shares Outstanding-Class Z/No Fee", respectively.

   Recalculated "Offering Price" for Class A shares by applying the "Load" percentage as stated in the fund's prospectus.